Exhibit 99.1
D.A. Davidson Investor Meetings FlushingBank.com May 21, 2025 Building Rewarding Relationships

Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements. FlushingBank.com | NSQ: FFIC 2

Flushing Financial Snapshot (Nasdaq: FFIC)

1Q25 Key Statistics

Balance Sheet	
Assets	$9.0B
Loans, net	$6.7B
Total Deposits	$7.7B
Equity	$0.7B

Performance	
GAAP/Core ROAA	(0.43)%/0.35%[1]
GAAP/Core ROAE	(5.36)%/4.34%[1]
GAAP/Core NIM	2.51%/2.49%[2]
Book/Tangible Book Value	$20.81/$20.78

Valuation	
Closing Price, 5/16/25	$12.79
Market Cap (MM)	$432
Price/TBV	62%
Dividend Yield	6.9%

Brand Promise

Nurturing Relationships and Rewarding Customers, Employees, and Shareholders



Rewarding Relationships
Investors
Regulators
Communities
Customers
Employees

Footprint

Deposits primarily from 29 branches in multicultural neighborhoods and our online division, consisting of iGObanking® and BankPurely®



Manhattan
Queens
Brooklyn
Nassau
Suffolk
Asian Market Branch Locations
Non-Asian Market Branch Locations

[1] See Reconciliation of GAAP (Loss) to Core Earnings in Appendix
[2] See Reconciliation of GAAP to Core Net Interest Income and NIM in Appendix

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 3

FlushingBank.com | NSQ: FFIC 4 1Q25 Financial Highlights ▪ Liquidity remains strong with $4.0 billion of undrawn lines and resources at quarter end ▪ Improved loan to deposit ratio • Loan to deposit ratio was 87.2% in 1Q25 compared to 94.0% a year ago and 93.9% in the prior quarter • Average total deposits increased 6.8% YoY and 1.5% QoQ to $7.6 billion • Period end net loans decreased 1.2% YoY and 0.1% QoQ due to weak market demand and pricing discipline ▪ Asset Quality • Net charge-offs total 18 bps for the past twelve months • NPAs to assets of 71 bps at 1Q25 compared to 53 bps YoY and 57 QoQ ▪ Tangible common equity ratio of 7.79%, stable QoQ • Non-cash goodwill impairment of $17.6 million or $0.51 per share with no impact on regulatory capital ▪ NIM expansion in 1Q25 • GAAP NIM increased 12 bps QoQ to 2.51% • Core NIM expands 24 bps QoQ to 2.49%

FlushingBank.com | NSQ: FFIC 5 Area of Focus: Improving Profitability ▪ GAAP and Core NIM expanded 12 and 24 bps QoQ, respectively ▪ Real estate loans to reprice ~175 bps higher through 2027 ▪ $602 million of CDs to reprice in 2Q25 ▪ Continue to invest in the business ▪ Focused on improving ROAE over time ▪ Capital to grow as profitability improves

FlushingBank.com | NSQ: FFIC 6 NIM Expansion GAAP & Core NII and NIM Increase 2.06% 2.05% 2.10% 2.39% 2.51% See Appendix for definitions of Core NII FTE and Core NIM GAAP NIM FTE Net Interest Income and Margin ($ Millions) $42.4 $42.5 $45.0 $48.2 $52.8 2.06% 2.03% 2.07% 2.25% 2.49% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10. 0 $20. 0 $30. 0 $40. 0 $50. 0 $60. 0 1Q24 2Q24 3Q24 4Q24 1Q25 Core NII FTE Core NIM FTE Core NII FTE increased by $10.4 million YoY

FlushingBank.com | NSQ: FFIC 7 Total Average Deposits ($ Millions) Average Deposits Increase YoY and QoQ; Cost of Deposits Declines $7,081 $7,196 $7,464 $7,450 $7,561 3.27% 3.38% 3.55% 3.21% 3.02% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 0 100 0 200 0 300 0 400 0 500 0 600 0 700 0 800 0 1Q24 2Q24 3Q24 4Q24 1Q25 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Deposit Cost ▪Noninterest bearing deposits turned a corner in 2H24 ▪ Incentive plans emphasize noninterest bearing deposits ▪Checking account openings increased 5.5% YoY and 5.8% QoQ

FlushingBank.com | NSQ: FFIC 8 $511 $706 $993 4.66% 4.46% 4.66% 6.37% 6.36% 6.34% (5 0) 150 350 550 750 950 1,1 50 1,3 50 1,5 50 Remainder of 2025 2026 2027 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate Contractual Real Estate Loan Repricing to Drive NIM Expansion Loan Repricing ($ Millions) +171 bps; $8.81 Repricing based primarily on 5-year FLHB-NY advance rate + a spread Floating rate loans include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; Including interest rate hedges of $600 million, $2.0 billion or ~29% of the loan portfolio is effectively floating rate Index values as of March 31, 2025 1 Assumes 100% retention; Annualized 2 Assumes half of annualized income in the year the loans reprice ▪Over three years ended December 31, 2027, loan repricing interest income would cumulatively increase by $50 million1,2 +190 bps; $13.41 +168 bps; $16.71

FlushingBank.com | NSQ: FFIC 9 Area of Focus: Maintain Credit Discipline ▪ Low risk profile ▪ Conservative loan underwriting ▪ History of low credit losses ▪ Enhanced focus on relationship pricing

FlushingBank.com | NSQ: FFIC 10 Net Charge-offs Significantly Better than the Industry; Strong DCR NCOs / Average Loans1 1 “Industry” includes all U.S. Commercial Banks per S&P Capital IQ 2 Based on most recent Annual Loan Review 3 Based upon a sample size of 62% of multifamily and investor real estate loans schedule to reprice within 36 months as of December 31, 2024 4 Based on appraised value at origination ▪ Multifamily and Investor CRE portfolios debt coverage ratios (DCR) at ~1.82x2,3 ▪ Charge-offs limited due to DCR stress testing and underwriting practices: ▪ 200 bps shock increase in rates produces a weighted average DCR of ~1.52x3 ▪ 10% increase in operating expense yields a weighted average DCR of ~1.84x3 ▪ 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DCR ~1.373 ▪ In all scenarios, weighted average CLTV is less than 50%3,4 -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 1Q25 FFIC Industry

FlushingBank.com | NSQ: FFIC 11 Noncurrent Loans Outperforming the Industry ▪Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality ▪Average LTVs on the Real Estate portfolio is less than 35%2 ▪ Only $41.7 million of real estate loans (0.6% of gross loans) with an LTV of 75% or more2 ; $14.5 million have mortgage insurance as of March 31, 2025 1 “Industry” includes all U.S. Commercial Banks per S&P Capital IQ 2 Based on appraised value at origination Noncurrent Loans / Loans1 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 1Q25 FFIC Industry

FlushingBank.com | NSQ: FFIC 12 Low Risk Credit Profile Results ACL by Loan Segment (1Q25) $2,532 $1,954 $502 $269 $63 $15 $1,397 0.50% 0.66% 0.34% 0.34% 0.32% 8.16% 0.75% -7 0. 00% -6 0. 00% -5 0. 00% -4 0. 00% -3 0. 00% -2 0. 00% -1 0. 00% 0. 00% 10 .0 0% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans

FlushingBank.com | NSQ: FFIC 13 Conservative Underwriting In Multifamily Portfolio Portfolio Data Points Multifamily NPLs/Loans: 101 bps Criticized and Classified Loans/Loans: 116bps Weighted Average DCR1 : 1.8x Portfolio Size: $2.6 billion Average Loan Size: $1.2 million 1 Based on most recent Annual Loan Review Data as of March 31, 2025

FlushingBank.com | NSQ: FFIC 14 Low Past Due Multifamily Loans 1 Chart data as of December 31, 2024; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, FLG, PFS, and VLY 2 As of March 31, 2025 ▪ 30-89 days past due are 0.11% of total multifamily loans ▪ NPL loans are 1.01% of total multifamily loans ▪ Criticized and Classified loans to multifamily loans are 1.16% ▪ LLRs to multifamily criticized and classified loans are 43% Multifamily Credit Quality Statistics2 Multifamily Ratios vs Peer Banks1 Multifamily Allowance for Credit Losses/Criticized and Classified Multifamily Loans 1.02% 15.43% 4.33% 0.62% 0.24% 2.26% 0.49% 33.67% 0.72% 10.90% FFIC Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Criticized and Classified Multifamily Loans / Total Multifamily Loans 51% 7% 7% 144% 402% 40% 124% 6% 101% 8% FFIC Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Multifamily Allowance for Credit Losses / Criticized and Classified Multifamily Loans

FlushingBank.com | NSQ: FFIC 15 Strong Credit Quality In Investor CRE Portfolio Data Points Investor CRE NPLs/Loans: 34 bps Criticized and Classified Loans/Loans: 175 bps Weighted Average DCR1 : 1.9x Portfolio Size: $2.0 billion Average Loan Size: $2.6 million 1 Based on most recent Annual Loan Review Data as of March 31, 2025

FlushingBank.com | NSQ: FFIC 16 Area of Focus: Preserving Strong Liquidity and Capital ▪ Maintain ample liquidity with $4.0 billion of undrawn lines and resources as of March 31, 2025 ▪ Average total deposits increased by 6.8% YoY and 1.5% QoQ ▪ Unsured and uncollateralized deposits only 16% of deposits as of March 31, 2025 ▪ Tangible common equity to tangible asset stable QoQ at 7.79% at March 31, 2025 ▪ Company and Bank well capitalized

FlushingBank.com | NSQ: FFIC 17 Strong Asian Banking Market Focus $40B market size; 3% market share ▪ Asian Communities – Total Loans $737.8 million and Deposits $1.3 billion ▪ Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area ▪ About One Third of Branches are in Asian markets… more to come ▪ Growth Aided by the Asian Advisory Board ▪ Sponsorships of Cultural Activities Support New and Existing Opportunities $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 Asian Deposits ($MMs)

FlushingBank.com | NSQ: FFIC 18 Operating Environment Has Shifted ▪ The 3-month to 5-year spread has become inverted again ▪ Greater opportunity from loans than deposits for NIM expansion with no changes in rates ▪ Focused on remixing the balance sheet ▪ Executing on initiatives for 2025 – Demand deposits – SBA – Select hiring opportunities

FlushingBank.com | NSQ: FFIC 19 Outlook Balance Sheet ▪ Expect stable total assets; loan growth market dependent ▪ Focused on improving asset and funding mix; expect normal historical funding patterns Net Interest Income ▪ $602 million of retail CDs at a weighted average rate of 4.16% to mature in the second quarter; March 2025 CD retention rates were 3.94% ▪ Some opportunity to continue to reprice non-maturity deposits lower ▪ $511 million of loans scheduled to mature or reprice upwards 171 bps in 20251 ▪ $225 million of funding swaps with a weighted average pay rate of 0.67% will mature throughout 2Q25, partially replaced by $75 million of forward starting swaps with a pay rate of 3.01%; Expected annualized impact on the NIM of approximately 9 bps or 7 bps impact in 2Q25 Noninterest Income ▪ Approximately $46 million of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter as these loans close ▪ BOLI income expected to be $2.9 million in 2Q25 and $2.2 million per quarter thereafter2 Noninterest Expense ▪ 2025 core noninterest expense expected to increase 5-8% from the 2024 base of $159.6 million Effective Tax Rate ▪ Expecting 25-28% for the remainder of 2025 1 Based on March 31, 2025 index values 2 Estimates could change based timing of settlements of the 1035 exchange

FlushingBank.com | NSQ: FFIC 20 Key Takeaways Improve Profitability ▪ GAAP and Core NIM expanded 12 and 24 bps, respectively, QoQ ▪ Real Estate loans expected to reprice ~175 bps higher ▪ Some CD repricing benefit remains; overall more challenging ▪ Continuing to invest in people and branches to drive core business improvements ▪ Focused on improving ROAE over time ▪ Capital to grow as profitability improves Maintain Credit Discipline ▪ Approximately 90% of the loan portfolio is collateralized by real estate with an average LTV of less than 35% ▪ Weighted average debt service coverage ratio is 1.9x for multifamily and investor commercial real estate loans ▪ Criticized and classified loans are 1.33% of gross loans ▪ Manhattan office buildings exposure is minimal at 0.5% of gross loans Preserve Strong Liquidity and Capital ▪ $4.0 billion of undrawn lines and resources at of March 31, 2025 ▪ Uninsured and uncollateralized deposits were 16% of total deposits ▪ Average total deposits increased 6.8% YoY ▪ Tangible Common Equity to Tangible Assets was 7.79% at March 31 2025, stable QoQ 2025 Areas of Focus Improve Profitability Maintain Credit Discipline Preserve Strong Liquidity and Capital FFIC TBV/Sh $20.78

Appendix

FlushingBank.com | NSQ: FFIC 22 Key Community Events: Lunar New Year Parades

Digital Banking Usage Continues to Increase

7%

Increase in Monthly Mobile Deposit Active Users

March 2025
YoY Growth

~15,600

Users with Active Online Banking Status

March 2025

15%

Digital Banking Enrollment

March 2025
YoY Growth

Internet Banks

iGObanking and BankPurely national deposit gathering platforms

~2% of Average Deposits

Numerated

Small Business Lending Platform

$3.7MM of Commitments in YTD 2025

~15,100

Zelle® Transactions

~5.5MM

Zelle Dollar Transactions in March 2025

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 23

Annual Financial Highlights

	2024		2023		2022		2021		2020		2019	
Reported Results												
(Loss) Earnings per Share	($1.07)		$0.96		$2.50		$2.59		$1.18		$1.44	
ROAA	(0.35)	%	0.34	%	0.93	%	1.00	%	0.48	%	0.59	%
ROAE	(4.73)		4.25		11.44		12.60		5.98		7.35	
NIM FTE	2.15		2.24		3.11		3.24		2.85		2.47	
Core[1] Results												
EPS	$0.73		$0.83		$2.49		$2.81		$1.70		$1.65	
ROAA	0.24	%	0.29	%	0.92	%	1.09	%	0.68	%	0.68	%
ROAE	3.25		3.69		11.42		13.68		8.58		8.42	
NIM FTE	2.10		2.21		3.07		3.17		2.87		2.49	
Credit Quality												
NPAs/Loans & REO	0.76	%	0.67	%	0.77	%	0.23	%	0.31	%	0.24	%
LLRs/Loans	0.6		0.58		0.58		0.56		0.67		0.38	
LLR/NPLs	120.51		159.55		124.89		248.66		214.27		164.05	
NCOs/Average Loans	0.11		0.16		0.02		0.05		0.06		0.04	
Criticized & Classifieds/Loans	1.07		1.11		0.98		0.87		1.07		0.66	
Capital Ratios												
CET1	10.13	%	10.25	%	10.52	%	10.86	%	9.88	%	10.95	%
Tier 1	10.82		10.93		11.25		11.75		10.54		11.77	
Total Risk-based Capital	14.23		14.33		14.69		14.32		12.63		13.62	
Leverage Ratio	8.04		8.47		8.61		8.98		8.38		8.73	
TCE/TA	7.82		7.64		7.82		8.22		7.52		8.05	
Balance Sheet												
Book Value/Share	$21.53		$23.21		$22.97		$22.26		$20.11		$20.59	
Tangible Book Value/Share	20.97		22.54		22.31		21.61		19.45		20.02	
Dividends/Share	0.88		0.88		0.88		0.84		0.84		0.84	
Average Assets ($B)	9.0		8.5		8.3		8.1		7.3		6.9	
Average Loans ($B)	6.8		6.8		6.7		6.6		6.0		5.6	
Average Deposits ($B)	7.3		6.9		6.5		6.4		5.2		5.0	

[1] See Reconciliation of GAAP (Loss) Earnings and Core Earnings in Appendix

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 24

FlushingBank.com | NSQ: FFIC 25 29 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $- $0.23 1995 2000 2005 2010 2015 2020 2024 1Q25 $0.6 $7.7 1995 2000 2005 2010 2015 2020 2024 1Q25 $0.3 $6.7 1995 2000 2005 2010 2015 2020 2024 1Q25 9% CAGR 11% CAGR 9% CAGR 4% CAGR1 14% CAGR1,2 $4.86 $20.78 1995 2000 2005 2010 2015 2020 2023 2024 1Q25 5% CAGR 1 Calculated from 1996-2024 2 1Q25 data annualized Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) $0.7 $9.0 1995 2000 2005 2010 2015 2020 2024 1Q25 $0.00 $0.88 1995 2000 2005 2010 2015 2020 2024 1Q25

FlushingBank.com | NSQ: FFIC 26 Approach to Real Estate Lending: Low Leverage & Shared Philosophy ▪ Since 1929, we have a long history of lending in metro New York City – Historically, credit quality has outperformed the industry and peers • From 2001-2024, median NCOs to average loans has been 4 bps compared to 59 bps for the industry • Median noncurrent loans to total loans has been 41 bps compared to 127 bps for the industry over the same period ▪ The key to our success is shared client philosophy – Our clients tend to have low leverage (average LTV is <35%) and strong cash flows (DCR is 1.9x for multifamily and investor CRE1 ) – Multigenerational – our clients tend to build portfolio of properties; generally, buy and hold – Borrowers are not transaction oriented – average real estate loan seasoning is over 8 years, which is generally passed the 5-year reset for multifamily and investor CRE loans – We do not attract clients who are short term borrowers, who want funds on future cash flows, or who are aggressively trying to convert rent regulated units into market rents Our conservative lending profile has served us well over many cycles. 1 Based on most recent Annual Loan Review

FlushingBank.com | NSQ: FFIC 27 Loans Secured by Real Estate Have an Average LTV of <35% 38% 11% 10% 7% 7% 5% 5% 4% 4% 2%2%1%1% 1% 1%1 % Multifamily: 38.0% Owner Occupied CRE: 11.0% Non Real Estate: 10.0% One-to-four family - Mixed Use: 7.0% General Commercial: 7.0% CRE - Shopping Center: 5.0% CRE - Strip Mall: 5.0% Commercial Mixed Use: 4.0% One-to-four family - Residential: 4.0% CRE - Single Tenant: 2.0% Industrial: 2.0% Office - Multi & Single Tenant: 1.0% Health Care/Medical Use: 1.0% Construction: 1.0% Commercial Special Use: 1.0% Office Condo & Co-Op: 1.0% $6.7B Total Portfolio 90% Real Estate Based

FlushingBank.com | NSQ: FFIC 28 Multifamily: Conservative Underwriting Standards ▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase in interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + spread) Portfolio Data Points Portfolio Size: $2.6 billion Average Loan Size: $1.2 million Current Weighted Average Coupon: 5.18% Weighted Average LTV: 43% % of Loans with LTV >75% 0.11% Weighted Average DCR1 : 1.8x NPLs/Loans 1.01% 30-89 Days Past Due/Loans 0.11% Criticized and Classified Loans/Loans 116 bps Underwriting Standards at Origination 1 Excludes co-ops Data as of March 31, 2025

Multifamily: Manageable Repricing Risk

Actual Repricing

($000s)	At Origination 2019	At Origination Stressed	At Reprice Date CAGR	At Reprice Date 2023
Purchase Price:	$7,500			$7,500
Loan Amount:	$4,250	$3,824		$3,824
LTV:	56.7%			51.0%
Rate:	3.75%	5.75%		6.45%
Annual Payment:	$159	$301		$324
Income:	725	848	4%	848
Expense:	362	423	4%	423
NOI:	$363	$425		$425
DCR:	2.28	1.41		1.31

	NOI Sensitivity CAGR	NOI Sensitivity 2023	NOI Sensitivity CAGR	NOI Sensitivity 2023
Loan Balance:		$3,824		$3,824
Repricing Rate:		6.45%		6.45%
Annual Payment:		$324		$324
Income:	4%	848	4%	848
Expense:	6%	458	8%	492
NOI:		$390		$356
DCR:		1.20		1.10

Key Data Points

- There were $63.8 million of multifamily loans schedule to reprice or mature in 1Q25 ~304 bps higher based on the December 31, 2024 index
  - Approximately 96% of the loans repriced and remained with the Bank
  - These loans repriced 267 bps higher to a weighted average rate of 6.59%
  - Over 99% of these loans are current and none are more than 29 days delinquent
- For the remainder of 2025, $255.6 million of loans are forecasted to reprice 213 bps higher to a weighted average rate of 6.44%[1]
- Example of a typical 2023 loan repricing:
  - Income and expense increased at an approximate 4% CAGR
  - Rate resets to FHLB 5-yr advance + 225 bps
  - NOI sensitivity provided for illustrative purposes only; actual expense CAGR has been 4%

[1] Based on underlying index value on March 31, 2025

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 29

FlushingBank.com | NSQ: FFIC 30 Multifamily: DCR Risks Are Well Contained Debt Coverage Ratio Details1 Multifamily weighted average DCR 1.8x2 Amount of loans with a DCR of 1.0-1.2x $197.8 million3 LTV of loans with a DCR of 1.0-1.2x 50% Amount of loans with a DCR <1.0x $102.2 million3 LTV of loans with a DCR <1.0x 44% Of the loans with a DCR <1.2x: • $7.5 million have an LTV >70% • $51.5 million have an LTV >60% • $10.6 million are 90+ days past due; $11.4 million criticized or classified (with WA LTV of 44%) 1 Data as of March 31, 2025 2 Based on annual loan reviews 3 Excludes co-ops ▪ Underwriting assumes higher rates at origination leading to strong DCRs ▪ Low amount of loans with DCRs less than 1.2x and minimal amount below 1.0x ▪ Borrowers have significant equity positions in these loans, especially for those with DCRs less than 1.0x ▪ Credit performance is favorable for DCRs of 1.2x or less: – $10.6 million 90+ days past due – Only $11.4 million of criticized or classified loans with a weighted average LTV of 44% Key Data Points1

FlushingBank.com | NSQ: FFIC 31 Multifamily: Minimal Interest Only; High Quality Performance 1 As of December 31, 2024 2 Excludes co-ops Interest Only Loan Details1 Total interest only loans $114.5 million Weighted average LTV 50% Weighted average DCR 1.8x2 Amount of loans with a DCR <1.2x $12.3 million2 30-89 Days Past Due/Loans $0 Criticized and Classified Loans/Loans $0 Amount of loans to become fully amortizing in 2025 • $59.8 million • 1.9x current DCR and WALTV of 53% ▪ Interest only loans are typically only offered to relationship customers who have a prior history with the Bank ▪ A client requests an interest only loan when cash flows early in the project are low and will increase after improvements occur or if the cash flow is strong enough to cover the required debt service amortizing yet a preferred return for a limited time frame is desired ▪ Significant equity or multiple properties are offsetting factors ▪ Loans are generally interest only for 1-3 years and then become fully amortizing ▪ Underwritten on a fully amortizing basis ▪ Credit performance is stellar with no loans criticized or classified Key Data Points1

FlushingBank.com | NSQ: FFIC 32 Multifamily: Rent Regulated Portfolio – Granular and Low Risk ▪ New York City area has a shortage of affordable housing creating the need for rent regulated units; annual the Rent Guidelines Board establishes rental increases for these units ▪ Loans that contain rent regulated properties are about two thirds of the multifamily portfolio ▪ This portfolio is very granular with about half the portfolio in buildings that are 100% rent regulated and half with a mix of market rents ▪ Borrowers have over 50% equity in these properties ▪ With average seasoning nearly 8 years, these borrowers have experienced rate resets ▪ Credit performance is solid with low levels of delinquencies, criticized, and classified loans Key Data Points1 1 Data as of December 31, 2024 2 Based on annual loan reviews Portfolio Data Points1 Portfolio Size: $1.5 billion Average Loan Size: $1.3 million Current Weighted Average Coupon: 5.01% Weighted Average LTV: 48% % of Loans with LTV >75% 0.2% Weighted Average DCR: 1.8x2 Average Seasoning: 7.8 years 30-89 Days Past Due $20.2 million Criticized and Classified Loans $20.8 million Buildings that are 100% rent regulated $746 million Buildings that are 50-99% rent regulated $505 million Buildings that are <50% rent regulated $274 million

FlushingBank.com | NSQ: FFIC 33 Investor CRE: Conservative Underwriting Standards ▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + spread) Key Data Points1 Data as of March 31, 2025 Portfolio Data Points Portfolio Size: $2.0 billion Average Loan Size: $2.6 million Current Weighted Average Coupon: 5.38% Weighted Average LTV: 44% % of Loans with LTV >75% 130 bps Weighted Average DCR: 1.9x NPLs/Loans 34 bps 30-89 Days Past Due/Loans 10 bps Criticized and Classified Loans/Loans 174 bps

FlushingBank.com | NSQ: FFIC 34 Geographically Diverse Multifamily and CRE Portfolios 16% 28% 22% 17% 17% Bronx Kings Manhattan Queens Other $2.6 Billion Portfolio 9% 17% 18% 19% 5% 7% 8% 3% 14% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other $2.0 Billion Portfolio Multifamily Geography Underwrite Real Estate Loans with a Cap Rates over 6.5% in 2025 (5%+ Historically) and Stress Test Each Loan Non-Owner Occupied CRE Geography

Well-Diversified Commercial Business Portfolio

Real Estate Collateral
$758MM


$1.4B
Total Portfolio
10.8%
10.6%
9.1%
8.9%
7.3%
7.2%
6.7%
6.3%
5.9%
4.7%
3.2%
3.1%
2.6%
2.5%
2.1%
2.0%
1.9%
1.9%
1.6%
1.6%
Trucking/Vehicle Transport: 10.8%
Wholesalers: 10.6%
Construction/Contractors: 9.1%
Other: 8.9%
Financing Company: 7.3%
Professional Services (Excluding Medical): 7.2%
Hotels: 6.7%
Medical Professionals: 6.3%
Manufacturer: 5.9%
Automobile Related: 4.7%
Apparel: 3.2%
Restaurants: 3.1%
Airlines: 2.6%
Electrical Equipment: 2.5%
Theaters: 2.1%
Real Estate: 2.0%
Food Service: 1.9%
Civic and Social Organizations: 1.9%
Schools/Daycare Centers: 1.6%
Retailer: 1.6%

Commercial Business

- Primarily in market lending
- Annual sales up to $250 million
- Lines of credit and term loans, including owner occupied mortgages
- Loans secured by business assets, including account receivables, inventory, equipment, and real estate
- Personal guarantees are generally required
- Originations are generally $100,000 to $10 million
- Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly
- Generally not subject to limitations on interest rate increases but have interest rate floors

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 35

FlushingBank.com | NSQ: FFIC 36 Interest Rate Hedges: Added exposure in 1Q25; Shifting more towards Neutral Swap Type Notional ($ Million) 2025 Maturities ($ Million) 2026 Maturities ($ Million) 2027 Maturities ($ Million) Annualized Net Interest Income1 ($ Million) Loans2 $793.8 $140.6 $314.9 $115.0 $8.0 Funding2 $875.8 $225.0 $180.0 $50.0 $17.1 ▪ The $1.7 billion of total interest rate hedges results in annualized net interest income of $25.1 million as of March 31, 2025 • The net benefit will expand if the Fed raises rates or compress if the Fed cuts rates • The annualized impact of a 25 bp change in SOFR is approximately $4.2 million 1 As of March 31, 2025 2 Does not include $1.0 billion of customer back-to-back loan swaps, $75 million of forward funding swaps, and $100 million of interest rate floors ▪ Approximately 22% of the interest rate hedges will mature in 2025 and 30% in 2026

FlushingBank.com | NSQ: FFIC 37 Reconciliation of GAAP Earnings (Loss) and Core Earnings Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP (loss) earnings and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP (Loss) Earnings to CORE Earnings - Quarters

(Dollars in thousands, except per share data)	For the three months ended March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP (loss) income before income taxes	$ (5,931)	$ (71,857)	$ 11,457	$ 7,136	$ 4,997
Net (gain) loss from fair value adjustments (Noninterest income (loss))	152	1,136	(974)	(57)	834
Net loss on sale of securities (Noninterest income (loss))	—	72,315	—	—	—
Life insurance proceeds (Noninterest income (loss))	—	(284)	(1)	—	—
Valuation allowance on loans transferred to held for sale (Noninterest income (loss))	194	3,836	—	—	—
Net (gain) loss from fair value adjustments on hedges (Net interest income)	(56)	(2,911)	(554)	(177)	187
Prepayment penalty on borrowings (Noninterest expense)	—	2,572	—	—	—
Net amortization of purchase accounting adjustments and intangibles (Various)	(167)	(101)	(62)	(85)	(169)
Impairment of goodwill (Noninterest expense)	17,636	—	—	—	—
Miscellaneous expense (Professional services)	(1)	218	10	494	—
Core income before taxes	11,827	4,924	9,876	7,311	5,849
Provision for core income taxes	3,896	715	2,153	1,855	1,537
Core net income	$ 7,931	$ 4,209	$ 7,723	$ 5,456	$ 4,312
GAAP diluted (loss)earnings per common share	$ (0.29)	$ (1.64)	$ 0.30	$ 0.18	$ 0.12
Net (gain) loss from fair value adjustments, net of tax	—	0.03	(0.03)	(0.01)	0.02
Net loss on sale of securities, net of tax	—	1.65	—	—	—
Life insurance proceeds	—	(0.01)	—	—	—
Valuation allowance on loans transferred to held for sale, net of tax	—	0.09	—	—	—
Net (gain) loss from fair value adjustments on hedges, net of tax	—	(0.06)	(0.01)	—	—
Prepayment penalty on borrowings, net of tax	—	0.06	—	—	—
Net amortization of purchase accounting adjustments, net of tax	—	—	—	—	—
Impairment of goodwill	0.51	—	—	—	—
Miscellaneous expense, net of tax	—	—	—	0.01	—
Loss not attributable to participating securities	—	0.03	—	—	—
Core diluted earnings per common share[(1)]	$ 0.23	$ 0.14	$ 0.26	$ 0.18	$ 0.14
Core net income, as calculated above	$ 7,931	$ 4,209	$ 7,723	$ 5,456	$ 4,312
Average assets	9,015,880	9,060,481	9,203,884	8,830,665	8,707,505
Average equity	731,592	662,190	672,762	667,557	669,185
Core return on average assets[(2)]	0.35 %	0.19 %	0.34 %	0.25 %	0.20 %
Core return on average equity[(2)]	4.34 %	2.54 %	4.59 %	3.27 %	2.58 %

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 38

Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue - Quarters

(Dollars in thousands)	For the three months ended March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP Net interest income	$ 52,989	$ 51,235	$ 45,603	$ 42,776	$ 42,397
Net (gain) loss from fair value adjustments on hedges	(56)	(2,911)	(554)	(177)	187
Net amortization of purchase accounting adjustments	(252)	(191)	(155)	(182)	(271)
Core Net interest income	$ 52,681	$ 48,133	$ 44,894	$ 42,417	$ 42,313
GAAP Noninterest income (loss)	$ 5,074	$ (71,022)	$ 6,277	$ 4,216	$ 3,084
Net (gain) loss from fair value adjustments	152	1,136	(974)	(57)	834
Net loss on sale of securities	—	72,315	—	—	—
Valuation allowance on loans transferred to held for sale	194	3,836	—	—	—
Life insurance proceeds	—	(284)	(1)	—	—
Core Noninterest income	$ 5,420	$ 5,981	$ 5,302	$ 4,159	$ 3,918
GAAP Noninterest expense	$ 59,676	$ 45,630	$ 38,696	$ 39,047	$ 39,892
Prepayment penalty on borrowings	—	(2,572)	—	—	—
Net amortization of purchase accounting adjustments	(85)	(90)	(93)	(97)	(102)
Impairment of goodwill	(17,636)	—	—	—	—
Miscellaneous expense	1	(218)	(10)	(494)	—
Core Noninterest expense	$ 41,956	$ 42,750	$ 38,593	$ 38,456	$ 39,790
Net interest income	$ 52,989	$ 51,235	$ 45,603	$ 42,776	$ 42,397
Noninterest income (loss)	5,074	(71,022)	6,277	4,216	3,084
Noninterest expense	(59,676)	(45,630)	(38,696)	(39,047)	(39,892)
Pre-provision pre-tax net (loss) revenue	$ (1,613)	$ (65,417)	$ 13,184	$ 7,945	$ 5,589
Core:					
Net interest income	$ 52,681	$ 48,133	$ 44,894	$ 42,417	$ 42,313
Noninterest income	5,420	5,981	5,302	4,159	3,918
Noninterest expense	(41,956)	(42,750)	(38,593)	(38,456)	(39,790)
Pre-provision pre-tax net revenue	$ 16,145	$ 11,364	$ 11,603	$ 8,120	$ 6,441
Efficiency Ratio	72.2 %	79.0 %	77.2 %	82.6 %	86.1 %

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 39

Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	For the three months ended				
GAAP net interest income	$ 52,989	$ 51,235	$ 45,603	$ 42,776	$ 42,397
Net (gain) loss from fair value adjustments on hedges	(56)	(2,911)	(554)	(177)	187
Net amortization of purchase accounting adjustments	(252)	(191)	(155)	(182)	(271)
Tax equivalent adjustment	96	98	100	98	100
Core net interest income FTE	$ 52,777	$ 48,231	$ 44,994	$ 42,515	$ 42,413
Episodic items [1]	(294)	(648)	(1,647)	(369)	(928)
Net interest income FTE excluding episodic items	$ 52,483	$ 47,583	$ 43,347	$ 42,146	$ 41,485
Total average interest-earning assets [2]	$ 8,471,609	$ 8,590,022	$ 8,712,443	$ 8,358,006	$ 8,238,395
Core net interest margin FTE	2.49 %	2.25 %	2.07 %	2.03 %	2.06 %
Net interest margin FTE excluding episodic items	2.48 %	2.22 %	1.99 %	2.02 %	2.01 %
GAAP interest income on total loans, net [3]	$ 92,368	$ 94,104	$ 95,780	$ 92,728	$ 92,959
Net (gain) loss from fair value adjustments on hedges - loans	(56)	29	(364)	(137)	123
Net amortization of purchase accounting adjustments	(252)	(216)	(168)	(198)	(295)
Core interest income on total loans, net	$ 92,060	$ 93,917	$ 95,248	$ 92,393	$ 92,787
Average total loans, net [2]	$ 6,674,665	$ 6,783,264	$ 6,740,579	$ 6,751,715	$ 6,807,944
Core yield on total loans	5.52 %	5.54 %	5.65 %	5.47 %	5.45 %

[1] Episodic items include prepayment penalty income, net reversals and recovered interest from nonaccrual and delinquent loans, and swap terminations fees/income

[2] Excludes purchase accounting average balances for all periods presented

[3] Excludes interest income from loans held for sale.

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 40

FlushingBank.com | NSQ: FFIC 41 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 702,851 $ 724,539 $ 666,891 $ 665,322 $ 669,827 Less: Goodwill — (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,029) (1,123) (1,220) (1,322) (1,428) Tangible Stockholders' Common Equity $ 701,822 $ 705,780 $ 648,035 $ 646,364 $ 650,763 Total Assets $ 9,008,396 $ 9,038,972 $ 9,280,886 $ 9,097,240 $ 8,807,325 Less: Goodwill — (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,029) (1,123) (1,220) (1,322) (1,428) Tangible Assets $ 9,007,367 $ 9,020,213 $ 9,262,030 $ 9,078,282 $ 8,788,261 Tangible Stockholders' Common Equity to Tangible Assets 7.79% 7.82% 7.00% 7.12% 7.40% 2024 December 31, 2025 March 31, 2024 June 30, March 31, 2024 September 30, 2024

Reconciliation of GAAP (Loss) Earnings and Core Earnings - Years

(Dollars In thousands, except per share data)	Years Ended December 31, 2024	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP (loss) income before income taxes	$ (48,267)	$ 39,833	$ 104,852	$ 109,278	$ 45,182	$ 53,331
Day 1, Provision for Credit Losses - Empire transaction	—	—	—	—	1,818	—
Net (gain) loss from fair value adjustments	939	(2,573)	(5,728)	12,995	2,142	5,353
Net (gain) loss on sale of securities	72,315	—	10,948	(113)	701	15
Life insurance proceeds	(285)	(1,281)	(1,822)	—	(659)	(462)
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	—
Net gain on sale or disposition of assets	—	—	(104)	(621)	—	(770)
Net (gain) loss from fair value adjustments on hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Accelerated employee benefits upon Officer's death	—	—	—	—	—	455
Prepayment penalty on borrowings	2,572	—	—	—	7,834	—
Net amortization of purchase accounting adjustments and intangibles	(417)	(1,007)	(2,030)	(2,489)	80	—
Miscellaneous/Merger expense	722	526	—	2,562	6,894	1,590
Core income before taxes	27,960	35,127	105,341	119,533	65,177	61,190
Provision for core income taxes	6,260	10,209	28,502	30,769	15,428	13,957
Core net income	$ 21,700	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233
GAAP diluted (loss) earnings per common share	$ (1.07)	$ 0.96	$ 2.50	$ 2.59	$ 1.18	$ 1.44
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	—	—	0.05	—
Net (gain) loss from fair value adjustments, net of tax	0.02	(0.06)	(0.14)	0.31	0.06	0.14
Net (gain) loss on sale of securities, net of tax	1.68	—	0.26	—	0.02	—
Life insurance proceeds	(0.01)	(0.04)	(0.06)	—	(0.02)	(0.02)
Valuation allowance on loans transferred to held for sale, net of tax	0.09	—	—	—	—	—
Net gain on sale or disposition of assets, net of tax	—	—	—	(0.01)	—	(0.02)
Net (gain) loss from fair value adjustments on hedges, net of tax	(0.08)	(0.01)	(0.02)	(0.05)	0.03	0.05
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	—	0.01
Prepayment penalty on borrowings, net of tax	0.06	—	—	—	0.20	—
Net amortization of purchase accounting adjustments and intangibles, net of tax	(0.01)	(0.02)	(0.05)	(0.06)	—	—
Miscellaneous/Merger expense, net of tax	0.02	0.01	—	0.06	0.18	0.04
Loss not attributable to participatng securities	0.02	—	—	—	—	—
NYS tax change	—	—	—	(0.02)	—	—
Core diluted earnings per common share[1]	$ 0.73	$ 0.83	$ 2.49	$ 2.81	$ 1.70	$ 1.65
Core net income, as calculated above	$ 21,700	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233
Average assets	8,951,618	8,501,564	8,307,137	8,143,372	7,276,022	6,947,881
Average equity	667,913	675,151	672,742	648,946	580,067	561,289
Core return on average assets[2]	0.24 %	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %
Core return on average equity[2]	3.25 %	3.69 %	11.42 %	13.68 %	8.58 %	8.42 %

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 42

Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

	Years Ended					
(Dollars In thousands)	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP Net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Net (gain) loss from fair value adjustments on hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(799)	(1,454)	(2,542)	(3,049)	(11)	—
Core Net interest income	$ 177,757	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618
GAAP Noninterest income (loss)	$ (57,445)	$ 22,588	$ 10,009	$ 3,687	$ 11,043	$ 9,471
Net (gain) loss from fair value adjustments	939	(2,573)	(5,728)	12,995	2,142	5,353
Net (gain) loss on sale of securities	72,315	—	10,948	(113)	701	15
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	—
Life insurance proceeds	(285)	(1,281)	(1,822)	—	(659)	(462)
Net gain on disposition of assets	—	—	(104)	(621)	—	(770)
Core Noninterest income	$ 19,360	$ 18,734	$ 13,303	$ 15,948	$ 13,227	$ 13,607
GAAP Noninterest expense	$ 163,265	$ 151,389	$ 143,692	$ 147,322	$ 137,931	$ 115,269
Prepayment penalty on borrowings	(2,572)	—	—	—	(7,834)	—
Accelerated employee benefits upon Officer's death	—	—	—	—	—	(455)
Net amortization of purchase accounting adjustments	(382)	(447)	(512)	(560)	(91)	—
Miscellaneous/Merger expense	(722)	(526)	—	(2,562)	(6,894)	(1,590)
Core Noninterest expense	$ 159,589	$ 150,416	$ 143,180	$ 144,200	$ 123,112	$ 113,224
GAAP:						
Net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Noninterest income (loss)	(57,445)	22,588	10,009	3,687	11,043	9,471
Noninterest expense	(163,265)	(151,389)	(143,692)	(147,322)	(137,931)	(115,269)
Pre-provision pre-tax net revenue	$ (38,699)	$ 50,351	$ 109,933	$ 104,334	$ 68,311	$ 56,142
Core:						
Net interest income	$ 177,757	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618
Noninterest income	19,360	18,734	13,303	15,948	13,227	13,607
Noninterest expense	(159,589)	(150,416)	(143,180)	(144,200)	(123,112)	(113,224)
Pre-provision pre-tax net revenue	$ 37,528	$ 45,645	$ 110,422	$ 114,589	$ 86,488	$ 64,001
Efficiency Ratio	81.0 %	76.7 %	56.5 %	55.7 %	58.7 %	63.9 %

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 43

Reconciliation of GAAP and Core Net Interest Income and NIM - Years

(Dollars In thousands)	Years Ended December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Net (gain) loss from fair value adjustments on hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(799)	(1,454)	(2,542)	(3,049)	(11)	—
Tax equivalent adjustment	396	404	461	450	508	542
Core net interest income FTE	$ 178,153	$ 177,731	$ 240,760	$ 243,291	$ 196,881	$ 164,160
Episodic items [1]	(3,592)	(5,268)	(6,445)	(6,629)	(4,576)	(6,501)
Net interest income FTE excluding episodic items	$ 174,561	$ 172,463	$ 234,315	$ 236,662	$ 192,305	$ 157,659
Total average interest-earning assets [2]	$ 8,475,681	$ 8,027,898	$ 7,841,407	$ 7,681,441	$ 6,863,219	$ 6,582,473
Core net interest margin FTE	2.10 %	2.21 %	3.07 %	3.17 %	2.87 %	2.49 %
Net interest margin FTE excluding episodic items	2.06 %	2.15 %	2.99 %	3.08 %	2.80 %	2.40 %
GAAP interest income on total loans, net [3]	$ 375,571	$ 355,348	$ 293,287	$ 274,331	$ 248,153	$ 251,744
Net (gain) loss from fair value adjustments on hedges	(349)	(345)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(877)	(1,503)	(2,628)	(3,013)	(356)	—
Core interest income on total loans, net	$ 374,345	$ 353,500	$ 289,884	$ 269,239	$ 248,982	$ 253,422
Average total loans, net [2]	$ 6,770,826	$ 6,850,124	$ 6,748,165	$ 6,653,980	$ 6,006,931	$ 5,621,033
Core yield on total loans	5.53 %	5.16 %	4.30 %	4.05 %	4.14 %	4.51 %

[1] Episodic items include prepayment penalty income, net reversals and recovered interest from nonaccrual and delinquent loans, and swap terminations fees/income.
[2] Excludes purchase accounting average balances for the years ended 2024, 2023, 2022, 2021, and 2020
[3] Excludes interest income from loans held for sale.

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 44

FlushingBank.com | NSQ: FFIC 45 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 724,539 $ 669,837 $ 677,157 $ 679,628 $ 618,997 $ 579,672 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) (16,127) Core deposit intangibles (1,123) (1,537) (2,017) (2,562) (3,172) — Intangible deferred tax liabilities — — — 328 287 292 Tangible Stockholders' Common Equity $ 705,780 $ 650,664 $ 657,504 $ 659,758 $ 598,476 $ 563,837 Total Assets $ 9,038,972 $ 8,537,236 $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) (16,127) Core deposit intangibles (1,123) (1,537) (2,017) (2,562) (3,172) — Intangible deferred tax liabilities — — — 328 287 292 Tangible Assets $ 9,020,213 $ 8,518,063 $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 Tangible Stockholders' Common Equity to Tangible Assets 7.82% 7.64% 7.82% 8.22% 7.52% 8.05% 2021 2020 2019 December 31, December 31, December 31, December 31, 2024 December 31, 2023 December 31, 2022

Contact Details Susan K. Cullen SEVP, CFO & Treasurer scullen@flushingbank.com (718) 961-5400

FlushingBank.com